Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Martin Midstream Partners L.P. and subsidiaries of our report dated March 28, 2014 relating to the consolidated financial statements of Cardinal Gas Storage Partners LLC, which appears as Exhibit 99.1, to the December 31, 2013 annual report on Form 10-K/A of Martin Midstream Partners L.P. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 11, 2014